PRECISION OPTICS CORPORATION 22 EAST BROADWAY GARDNER, MASSACHUSETTS 01440-3338 Telephone 978 / 630-1800; Telefax 978 / 630-1487
NEWS RELEASE	POC:26-0112
FOR IMMEDIATE RELEASE	April 19, 2006

PRECISION OPTICS CORPORATION RECEIVES $2,112,500 PURSUANT TO A PRIVATE PLACEMENT SALE OF COMMON STOCK

GARDNER, Massachusetts - Precision Optics Corporation, Inc. (Trading Symbol: POCI on the Nasdaq over the counter bulletin board quoted at www.otcbb.com) announced today that it has completed a private placement of its common stock raising proceeds of $2,112,500. The Company issued 8,450,000 shares of common stock at $.25 per share to be used for general corporate purposes.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements. Precision Optics has agreed to file a registration statement with the Securities and Exchange Commission to register the resale of the shares of common stock issued in the private placement.

This notice shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale, would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Precision Optics

Precision Optics Corporation, a leading developer and manufacturer of advanced optical instruments since 1982, designs and produces high-quality medical instruments, optical thin film coatings, and other advanced optical systems. The Company’s medical instrumentation line includes laparoscopes, arthroscopes and endocouplers and a world-class product line of 3-D endoscopes for use in minimally invasive surgical procedures.

The Company continues to advance products through technical innovation, including development of: the next generation (patent pending) of 3-D endoscopes; the extension of Lenslock™ technology (patent pending) to its entire line of endoscopes; instrumentation utilizing the Company’s micro-precision™ lens technology (patent pending) for optical components, assemblies and endoscopes under 1 mm.

Precision Optics Corporation is registered to ISO 9001:2000, ISO 13485:2003, and CMDCAS Quality Standards, and complies with the FDA Good Manufacturing Practices and the European Union Medical Device Directive for CE Marking of its medical products. The Company’s Internet Website is www.poci.com .

Forward-Looking Statements

Forward-looking statements contained in this news release, including those related to the future success of Company’s newly released products and products under development are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. These risks and uncertainties, many of which are not within the Company’s control, include, but are not limited to, the uncertainty and timing of the successful development of the Company’s new products; decisions by customers to place orders for the Company’s products; the risks associated with reliance on a few key customers; the Company’s ability to attract and retain personnel with the necessary scientific and technical skills; the timing and completion of significant orders; the timing and amount of the Company’s research and development expenditures; the timing and level of market acceptance of customers’ products for which the Company supplies components; performance of the Company’s vendors; the ability of the Company to control costs associated with performance under fixed price contracts; the continued availability to the Company of essential supplies, materials and services; and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2005.

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